AMENDMENT OF

EMPLOYMENT AGREEMENT

WHEREAS, Everest Reinsurance Company (the “Company”), Everest Reinsurance Holdings, Inc. (“Holdings”) and Joseph V. Taranto (“Taranto”) were parties to an employment agreement effective as of January 1, 2000 (as amended to date, the “Employment Agreement”);

WHEREAS, pursuant to a restructuring of Holdings, Holdings became a wholly-owned subsidiary of Everest Re Group, Ltd. (“Everest Group”);

WHEREAS, in connection with the restructuring, Everest Group established a wholly-owned subsidiary, Everest Global Services, Inc. (“Everest Services”);

WHEREAS, the Employment Agreement was thereafter amended in connection with the restructuring to reflect the restructuring and the establishment of Everest Services and Taranto’s employment by Everest Services and Holdings;

WHEREAS, (a) Taranto has previously transferred to employment with Everest Services; (b) as required under the Employment Agreement, Everest Services has been substituted for the Company under the Employment Agreement; (c) Everest Services has adopted and has become a party to the Employment Agreement under which Taranto provides services for the Company, Everest Group and Holdings and those companies have agreed to cause payment to be made to Taranto for such services; and (d) the Employment Agreement has been previously amended to reflect all of the foregoing transactions;

WHEREAS, the Employment Agreement was further amended on August 31, 2005, extending the term of Taranto’s employment to March 31, 2008, in consideration for which amendment Everest Group took the following actions, which prior actions shall remain in full force and effect:

(a)	Everest Group awarded to Taranto 40,000 fully paid restricted shares in accordance with the Everest Re Group, Ltd. 2002 Stock Incentive Plan;
(b)

Everest Group amended all prior Restricted Stock Award Agreements to which Taranto is a party under the Everest Re Group, Ltd. 2002 Stock Incentive Plan, replacing Paragraph 3(a) thereof in its entirety with the following new Paragraph 3(a):

“(a) The Participant shall become vested in the Covered Shares on March 31, 2008, provided his employment has not been terminated for cause as that term is defined in the Participant’s Employment Agreement with the Corporation or its subsidiaries, and further provided that such accelerated vesting shall be effective only if the operation thereof would not cause the Covered Shares to be treated, in whole or in part, as “deferred compensation” for purposes of section 409A of the Internal Revenue Code. The Participant shall also become vested in the Covered Shares as of the Date of Termination prior to the date the Covered Shares would otherwise become vested, if the Date of Termination occurs by reason of the Participant’s death or disability.”

(c)

Everest Group amended all Non-Qualified Stock Option Award Agreements to which Taranto is a party under the Everest Re Group, Ltd. 2002 Stock Incentive Plan by replacing Paragraph 2(c) thereof in its entirety with the following new Paragraph 2(c):

“(c) Notwithstanding the foregoing, the options shall become fully vested and exercisable as follows:

(i)

on March 31, 2008, provided that Participant’s employment has not been terminated for cause as that term is defined in Participant’s Employment Agreement with the Corporation or its Subsidiaries, and further provided that such accelerated vesting shall be effective only if the operation thereof would not cause the options to be treated, in whole or in part, as “deferred compensation” for purposes of section 409A of the Internal Revenue Code; or

(ii)	if the Participant retires after attaining age 65, or earlier with the consent of the Corporation; or
(iii)	if the Participant’s employment is terminated by death or disability as determined by the Committee.”

WHEREAS, the parties have now agreed to a further modification to the Employment Agreement and it is now desirable to amend the Employment Agreement to reflect such modification; and

WHEREAS, the Company, Holdings, Everest Group and Everest Services have consented to such amendment.

NOW, THEREFORE, the Employment Agreement is hereby amended, effective as of April 5, 2007, by substituting the following for Section 2 of the Employment Agreement:

“2.	Term.

The term of employment under this Agreement shall commence as of January 1, 2001 (the ‘Appointment Date’) and shall continue through December 31, 2009, unless sooner terminated in accordance with this Agreement.”

IN WITNESS WHEREOF, the parties have executed this amendment to the Employment Agreement as of April 5, 2007.

EVEREST REINSURANCE HOLDINGS, INC.	EVEREST REINSURANCE COMPANY

/s/ SANJOY MUKHERJEE	/s/ SANJOY MUKHERJEE
Sanjoy Mukherjee Senior Vice President	Sanjoy Mukherjee Senior Vice President

EVEREST RE GROUP, LTD.	EVEREST GLOBAL SERVICES, INC.

/s/ SANJOY MUKHERJEE	/s/ SANJOY MUKHERJEE
Sanjoy Mukherjee Senior Vice President	Sanjoy Mukherjee Senior Vice President

/s/ JOSEPH V. TARANTO
Joseph V. Taranto